SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                    May 23, 2006


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01    OTHER EVENTS

The Procter & Gamble Company (the "Company") has been advised that A.G. Lafley, Chairman of the Board, President and Chief Executive of the Company, has entered into a stock trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1(c), directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times.

Mr. Lafley's plan allows for the sale of a maximum of 80,000 shares of the Company's common stock over a one-year period during the Company's trading "windows," and provides for sales of specified share amounts at specified market prices, subject to specified limitations. Sales pursuant to this plan may begin in February 2007 and will terminate on November 30, 2007, unless terminated sooner in accordance with the plan's terms. This plan was established during the Company's current trading window. Any sales under the plan will comply with the holding period requirement for stock option gains as implemented by the Company's Board of Directors and described in the Company's 2005 Proxy Statement. In addition, Mr. Lafley and the Company will publicly disclose any of his stock sales made under the Rule 10b5-1(c) plan.

Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications, transactions or other activities under Mr. Lafley's plan or the plan of any other officer or director.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ SUSAN S. FELDER
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                                       Susan S. Felder, Assistant Secretary
                                       May 23, 2006